UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, California 91754

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 737-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 13, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Maison Solutions Inc. (the “Company”), after discussions with the Company’s management and its independent registered public accounting firm, Kreit & Chiu CPA LLP, determined that the Company’s (i) audited financial statements included in the Company’s Annual Reports on Form 10-K for the periods ended April 30, 2024 (the “Audited Financial Statements”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 13, 2024 (the “Form 10-K”), and (ii) unaudited financial statements included in each of the Company’s Quarterly Reports on Form 10-Q for the periods ended July 31, 2024, October 31, 2024, and January 31, 2025 (the “unaudited Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”), filed with the SEC on September 23, 2024, December 16, 2024, and March 17, 2025, respectively (collectively, the “Affected Periods”), as well as the relevant portions of any communication which describe or are based on the Financial Statements, should no longer be relied upon.

During the preparation of its annual report on Form 10-K for the period ended April 30, 2025 (the “2025 Form 10-K”), the Company determined that it had not appropriately accounted for certain historical transactions under US GAAP. In accordance with Staff Accounting Bulletin (“SAB”) 99, Materiality, and SAB 108, Considering the Effects of Prior Period Misstatements when Quantifying Misstatements in Current Period Financial Statements, the Company evaluated the materiality of the errors from qualitative and quantitative perspectives, individually and in aggregate, and concluded that the errors were material to the Consolidated Balance Sheet as of April 30, 2024.

The Company has restated the impacted financial statements for the period (the “Restatement”), and presented the effects of the restatement adjustments in the 2025 Form 10-K. The Restatement included an increase of cash balance of $2,074,298 that the Company acquired from the acquisition of 100% of the equity interests in Lee Lee Oriental Supermart, Inc. in April 2024 (the “Lee Lee Acquisition”) and decreased the goodwill arising from the Lee Lee Acquisition for the same amount.

The Company notes that the Restatement relates solely to the cash accounting in the consolidated balance sheets and cash flow statements of the Company at April 30, 2024. In addition:

●	The Restatement does not impact the Company’s compliance with any financial covenants.

●	The Restatement does not affect reported loss from operations from operating, investing, or financing activities as presented on the consolidated statements of operations and consolidated statements of cash flows for the Affected Periods.

●	The Restatement does not affect key business metrics, including bookings, average deal size, or the non-GAAP financial measures presented in the Form 10-K or Form 10-Qs or in the Company’s earnings releases for any Affected Periods. Specifically, non-GAAP gross margin and gross profit, non-GAAP adjusted operating expenses, and non-GAAP adjusted EBITDA loss for any Affected Period are not affected by the adjustments.

●	The Restatement does not have any impact on management’s or other employees’ compensation, as incentive compensation plans were based on the attainment of certain operating metrics and operational goals unaffected by the adjustments.

●	The Company’s management and Audit Committee have determined the misstatements were unintentional and were not the result of fraud or any other attempt to deceive.

Forward-Looking Statements

Statements made in this report that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2025	MAISON SOLUTIONS INC.

	By:	/s/ John Xu
John Xu
Chief Executive Officer, Chairman and President

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